                                                     Registration No. 333-______

      As filed with the Securities and Exchange Commission on May 30, 2001

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                            CITY NATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                  95-4340340
        (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                    Identification No.)

                              City National Center
                             400 NORTH ROXBURY DRIVE
                         BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6250
               (Address, including ZIP code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             2001 STOCK OPTION PLAN
                            (Full title of the plan)

                                Arthur G. Spence
                              City National Center
                             400 NORTH ROXBURY DRIVE
                         BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6260
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                      PROPOSED                PROPOSED
TITLE OF SECURITIES        AMOUNT TO BE           MAXIMUM OFFERING        MAXIMUM AGGREGATE           AMOUNT OF
TO BE REGISTERED            REGISTERED           PRICE PER SHARE (2)      OFFERING PRICE(2)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock,                2,000,000             $36.66 - 40.27          $77,166,545.25            $19,291.64
par value $1.00
per share (1)
------------------------------------------------------------------------------------------------------------------

(1)      Includes one attached Preferred Stock Purchase Right per share.

(2) As to 934,475 shares underlying options granted on March 5, 2001, based upon the option exercise price. As to 1,065,525 shares, pursuant to Rule 457(h) of Regulation C under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices per share on May 22, 2001 as reported on the New York Stock Exchange.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As contemplated by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified by Part I (Item 1 and Item 2) of Form S-8. Documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2001 Stock Option Plan as required by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by City National Corporation with the Securities and Exchange Commission are incorporated by reference into this registration statement:

(1) City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2000;

(2) City National Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

(3) City National Corporation's Current Reports on Form 8-K dated January 17, 2001 and April 17, 2001; and

(4) The description of the common stock, par value $1.00 per share, of City National Corporation contained in the Registration Statement on Form 8-A filed on April 20, 1990 and the description of the preferred stock purchase rights of City National Corporation contained in the Registration Statement on Form 8-A filed on March 12, 1997.

         All documents filed by City National Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities being registered will be passed upon for City National Corporation by Arthur G. Spence, Associate General Counsel of City National Bank, a wholly-owned subsidiary of City National Corporation. As of the date this Registration Statement was filed with the Securities and

Exchange Commission, Mr. Spence, who has been an officer of City National Bank since 1980, held 4,000 shares of the common stock of City National Corporation and options with respect to 19,352 shares of the common stock of City National Corporation (of which options with respect to 9,227 shares are currently exercisable).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes City National Corporation to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The City National Corporation By-laws provide for the indemnification of directors and officers to the maximum extend permitted by the Delaware General Corporation Law.

         In addition, the City National Corporation Certificate of Incorporation provides that City National Corporation shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law, and City National Corporation has entered into indemnification agreements with certain of its directors providing for additional indemnification. City National Corporation has policies of directors' and officers' liability insurance which insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

The following exhibits are filed as part of this Registration Statement or are incorporated herein by reference.

EXHIBIT NO.             EXHIBIT
----------              ----------
    5                   Opinion of Arthur G. Spence, Associate General Counsel
                        of City National Bank

    23.1                Consent of KPMG LLP

    23.2 Consent of Arthur G. Spence, Associate General Counsel of City National Bank (included within Exhibit 5)

    24 Power of Attorney is set forth on the signature page of this Registration Statement

    99.1                2001 Stock Option Plan (incorporated by reference to
                        Exhibit 10.35 to City National Corporation's Annual Report on Form 10-K for the year ended December 31,
                        2000)

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of all such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly Hills, state of California, on May 30, 2001.

                                                CITY NATIONAL CORPORATION
                                                (Registrant)


                                                By: /s/ FRANK P. PEKNY
                                                    ----------------------------
                                                    Frank P. Pekny
                                                    Executive Vice President and
                                                         Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell Goldsmith, George H. Benter, Jr. and Frank P. Pekny and each of them, his or her attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                    Name                                      Capacity                             Date
          /s/ George H. Benter, Jr.                           Director                         May 30, 2001
-----------------------------------------------
            George H. Benter, Jr.

            /s/ Richard L. Bloch                              Director                         May 30, 2001
-----------------------------------------------
              Richard L. Bloch

           /s/ Stuart D. Buchalter                            Director                         May 30, 2001
-----------------------------------------------
             Stuart D. Buchalter

              /s/ Ezunial Burts                               Director                         May 30, 2001
-----------------------------------------------
                Ezunial Burts

             /s/ Bram Goldsmith                               Director                         May 30, 2001
-----------------------------------------------
               Bram Goldsmith

            /s/ Russell Goldsmith                             Director                         May 30, 2001
-----------------------------------------------               Principal
              Russell Goldsmith                           Executive Officer

            /s/ Michael L. Meyer                              Director                         May 30, 2001
-----------------------------------------------
              Michael L. Meyer

             /s/ Ronald L. Olson                              Director                         May 30, 2001
-----------------------------------------------
               Ronald L. Olson

      /s/ Charles E. Rickershauser, Jr.                       Director                         May 30, 2001
-----------------------------------------------
        Charles E. Rickershauser, Jr.

          /s/ Andrea L. Van de Kamp                           Director                         May 30, 2001
-----------------------------------------------
            Andrea L. Van de Kamp

             /s/ Kenneth Ziffren                              Director                         May 30, 2001
-----------------------------------------------
               Kenneth Ziffren

             /s/ Frank P. Pekny                               Principal                        May 30, 2001
-----------------------------------------------           Financial Officer
               Frank P. Pekny

            /s/ Stephen D. McAvoy                             Principal                        May 30, 2001
-----------------------------------------------          Accounting Officer
              Stephen D. McAvoy

                                  EXHIBIT INDEX

EXHIBIT NO.             EXHIBIT
----------              ----------
    5                   Opinion of Arthur G. Spence, Associate General Counsel
                        of City National Bank

    23.1                Consent of KPMG LLP

    23.2 Consent of Arthur G. Spence, Associate General Counsel of City National Bank (included within Exhibit 5)

    24 Power of Attorney is set forth on the signature page of this Registration Statement

    99.1                2001 Stock Option Plan (incorporated by reference to
                        Exhibit 10.35 to City National Corporation's Annual Report on Form 10-K for the year ended December 31,
                        2000)